SHARE EXCHANGE AGREEMENT

dated and effective as of July 5, 2006

by and among

AIRGUIDE, INC. (FORMERLY, CDX.COM, INC.),

JAMES B. FRACK,

an individual and principal stockholder of Airguide, Inc.

AMEREX COMPANIES, INC.,

and

THE STOCKHOLDERS OF AMEREX COMPANIES, INC.

{00023156.DOC.1}

TABLE OF CONTENTS

ARTICLE II.  PLAN OF REORGANIZATION

ARTICLE III.  THE EXCHANGE

ARTICLE IV.

CLOSING: CLOSING DELIVERIES ……………………………………….6

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

5.1

Ownership of Stock.

5.2

Authority to Execute and Perform Agreement; No Breach.

5.3

Securities Matters.

ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF AMEREX

6.1

Organization, Standing and Corporate Power.

6.2

Authority; Noncontravention.

6.3

Financial Statements.

6.4

Capital Structure.

ARTICLE VII REPRESENTATIONS AND WARRANTIES OF PUBLIC COMPANY AND PUBLIC COMPANY PRINCIPAL STOCKHOLDER

7.1

Organization, Standing and Power.

7.2

Capital Structure.

7.3

Authority: Noncontravention.

7.4

Subsidiaries

12

7.5

Intellectual Property.

7.6

No Undisclosed Material Liabilities.

7.7

Taxes.

12

7.8

Financial Statements

12

7.9

Absence of Certain Changes or Events…………………………………………………………...12

7.10

Employees.

7.11

Employee Benefit Plans.

7.12

Compliance with Applicable Laws.

7.13

Insurance..

7.14

Litigation, etc..

7.15

Contracts.

7.16

Real Property.

7.17

Quotation.

7.18

Environmental Matters.

7.19

Anti-takeover Plan: State Takeover Statutes.

7.20

Solicitation.

7.21

Finder's Fee

15

7.22

Investment Representations………………………………………………………………………15

7.23

Disclosure.

ARTICLE VIII.

INDEMNIFICATION

8.1

Indemnification of Amerex and Stockholders.

8.2

Indemnification of Public Company.

ARTICLE IX CONDITIONS PRECEDENT

9.1

Conditions to Each Party’s Obligation to Effect the Exchange.

9.2

Conditions to Obligations of Amerex and the Stockholders.

9.3

Conditions to Obligations of Public Company.

9.4

Frustration of Closing Conditions.

ARTICLE X

COVENANTS OF THE PARTIES

10.1

Additional Filings.

ARTICLE XI

GENERAL PROVISIONS

11.1

Survival of Representations and Warranties.

11.2

Fees and Expenses.

11.3

Notices.

11.4

Counterparts.

11.5

Entire Agreement; Third-Party Beneficiaries.

11.6

Governing Law.

11.7

Assignment.

11.8

Enforcement.

11.9

Severability.

{00023156.DOC.1}

#

#

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (the “Agreement”), dated and effective as of July 5, 2006 (the “Effective Date”), is entered into by and among Airguide, Inc., an Oklahoma corporation, f.k.a CDX.com, Inc., a Colorado corporation (the “Public Company”), James P. Frack, an individual and principal stockholder of Airguide, Inc. (“Public Company Principal Stockholder”), AMEREX Companies, Inc., an Oklahoma corporation (“Amerex”), and the stockholders of Amerex signatory hereto (the “Stockholders”). Public Company, Public Company Principal Stockholder, Amerex and the Stockholders are referred to herein individually as a “Party” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Boards of Directors of Public Company and Amerex have determined that a business combination between the Parties is advisable and in the best interests of their respective companies and stockholders, and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits;

WHEREAS, Amerex has 50,000,000 shares of common stock, par value $.001 per share (the “Amerex  Stock”), and no shares of preferred stock, authorized for issuance on the date hereof;

WHEREAS, Amerex has 19,760,074 shares of Amerex Stock issued and outstanding on the date hereof;

WHEREAS, the Stockholders are the record and beneficial owners of 100% of the issued and outstanding Amerex Stock, which is all of the outstanding capital stock of Amerex, on the date hereof;

WHEREAS, Public Company has 100,000,000 shares of common stock, par value $.001 per share ("Public Company Stock"), and no shares of preferred stock, authorized for issuance on the date hereof;

WHEREAS, Public Company has 643,594 shares of Public Company Stock issued and II that are qualified as to materiality or Material Adverse Effect shall be true and correct and the representations and warranties of Public Company and Public Company Principal Stockholder set forth in II that are not so qualified shall be true and correct in all material respects, in each case as of the Closing, except to the extent such representations and warranties speak as of an earlier date. In addition, all such representations and warranties shall be true and correct as of the Closing, except to the extent such representation or warranty speaks of an earlier date (without regard to any qualifications for materiality or Material Adverse Effect) except to the extent that any such failure to be true and correct (other than any such failure the effect of which is immaterial) individually and in the aggregate with all such other failures would not have a Material Adverse Effect.

(a)

Performance of Obligations of Public Company and Public Company Principal Stockholder.  Public Company and Public Company Principal Stockholder shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing.

(b)

Board Representation.  At the Closing and pursuant to a written consent to action of the Board of Directors of Public Company, the Board of Directors (a) shall appoint Ron Brewer, Richard Coody, Nick Malino, Robert Roever, John Smith and Marwaan Karame as members of the Board of Directors, and (b) all existing officers and directors shall resign as officers of Public Company.

(d)

Opinion of Counsel. Amerex shall have received the opinion of Public Company’s, annexed hereto as Exhibit B.

1.2

Conditions to Obligations of Public Company. The obligation of Public Company to effect the Exchange is further subject to the satisfaction or written waiver on or prior to Closing of the following conditions:

(a)

Representations and Warranties. The representations and warranties of Amerex set forth in  and of the Stockholders set forth in  that are qualified as to materiality or Material Adverse Effect shall be true and correct and the representations and warranties of Amerex set forth in  and the Stockholders set forth in  that are not so qualified shall be true and correct in all material respects, in each case as of the Closing. In addition, all such representations and warranties shall be true and correct as of the Closing, except to the extent such representation or warranty speaks of an earlier date (without regard to any qualifications for materiality or Material Adverse Effect) except to the extent that any such failure to be true and correct (other than any such failure the effect of which is immaterial) individually and in the aggregate with all such other failures would not have a Material Adverse Effect.

(b)

Performance of Obligations of Amerex and the Stockholders. Amerex and the Stockholders shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing.

(c)

Opinion of Counsel. Public Company shall have received the opinion of Amerex’s counsel annexed hereto as Exhibit A.

ARTICLE X

COVENANTS OF THE PARTIES

10.1

Additional Filings. Following closing, the Parties shall cooperate with respect to all other filings, applications and notices required to be submitted to any Governmental Authorities and other Persons, or necessary or proper to carry out the transactions contemplated by any of the Transaction Documents.

10.2

Notification as to Certain Events. Following closing, each Party shall promptly notify the others of (a) the occurrence or non-occurrence of any fact or event of which such Party has knowledge that would be reasonably likely (i) to cause any representation or warranty of such Party contained in this Agreement to be untrue or incorrect in any material respect at any time from the date hereof to the Closing or (ii) to cause any covenant, condition or agreement of such Party in this Agreement not to be complied with or satisfied in any material respect and (b) any failure of such Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect any of the representations or warranties of such Party, or the right of the other Party to rely thereon, or the conditions to the obligations of the Parties, or the remedies available hereunder. Following closing, the Parties shall give prompt notice to the other Parties of any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement.

10.3

Reasonable Efforts; Further Action. Following closing, upon the terms and subject to the conditions contained herein, each of the Parties hereto shall use its reasonable efforts (exercised diligently and in good faith) to take, or cause to be taken, all actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary authorizations and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. If, at any time after the Closing, any such further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of Public Company and Amerex immediately prior to the Closing are fully authorized in the name of their respective companies or otherwise to take, and will take, all such lawful and necessary or desirable action.

10.4

Approval by Public Company Principal Stockholder. By his execution and delivery of this Agreement, the Public Company Principal Stockholder does hereby approve, adopt and ratify this Share Exchange Agreement, the Exchange and all of the transactions contemplated hereby and pursuant to all exhibits hereto.

ARTICLE XI

GENERAL PROVISIONS

11.1

Survival of Representations and Warranties. Except as otherwise contemplated herein, the representations and warranties in this Agreement and in any instrument delivered pursuant to this Agreement shall survive the Closing for a period of one year.

11.2

Fees and Expenses. Each Party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

11.3

Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a)

if to Public Company and to Public Company Principal Stockholder prior to the Closing, to:

James Frack, President

c/o John Heskett, Esq.

Heskett & Heskett

501 South Johnstone, Suite 501

Bartlesville, OK 74003

(918) 336-1773

(b)

if to Amerex and to Public Company after the Closing, to:

Nicholas Malino, CEO

AMEREX Companies, Inc.

1105 N. Peoria,

Tulsa, Oklahoma 74116

(918) 858-1050

With a copy to:

Ellenoff Grossman & Schole LLP

370 Lexington Avenue, Floor 19

New York, NY 10017

Attention: Stuart Neuhauser, Esq.

(212) 370-1300

(c)

if to the Stockholders after the Closing, to their respective addresses as reflected in the corporate records of Public Company.

11.4

Counterparts. This Agreement may be executed in two or more counterparts.

11.5

Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any Person other than the parties hereto and the third party beneficiaries referred to in the following sentence, any rights or remedies. The Parties hereto expressly intend to confer a benefit upon and be enforceable by, as third party beneficiaries of this Agreement, the third Persons referred to in, or intended to be benefited by, such provisions.

11.6

Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OKLAHOMA REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

11.7

Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties, and any such assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

11.8

Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Oklahoma, this being in addition to any other remedy to which they are entitled at law or in equity.

11.9

Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

[Signature Page Immediately Follows]

#

IN WITNESS WHEREOF, Public Company, Amerex and the Stockholders have executed this Agreement to be effective as of the Effective Date.

AIRGUIDE, INC.

By:__________________________
James B. Frack, President

____________________________
James B. Frack

AMEREX, INC.

By:__________________________
Richard Coody, President

AMEREX STOCKHOLDERS

____________________________
    Rick Coody

____________________________
     Ron Brewer

Enhanced Operating Company, LLC

By:____________________________
     Michael Eppler

__________________________
     Rob Boyd

____________________________
     Mark Springer

____________________________
     Mark Thomas

Springer Family LLC

By:__________________________
     Manager

___________________________
     Craig Michael McMahon

___________________________
     Nicholas Malino

____________________________
     Oleg Reznik

____________________________
     Marwaan Karame

Vertex Advisory Group, Inc.

By:__________________________
     _________________, _________

___________________________
     Gregory Gadbois

First Equity Trust

By:__________________________
    _________________, _________

Professional Traders Fund, LLC

By:__________________________
     _________________, _________

#

Schedule A

PUBLIC COMPANY CAPITALIZATION TABLE

Issued and Outstanding Shares of Public Company Common Stock

Name of Shareholder	Number of Shares Before Exchange	% Ownership Before Exchange	Number of Shares After Exchange	% Ownership After Exchange
Public Shareholders	291,594	45.3%	291,594	1.4%
James Frack	352,000	54.7%	252,100	1.2%
Richard Coody	0	0	6,692,500	33.0%
Ronald Brewer	0	0	4,637,500	22.8%
Enhanced Operating Company, LLC ]	0	0	250,000	1.2%
Robert Boyd	0	0	280,000	1.4%
Mark Springer	0	0	70,000	0.3%
Mark Thomas	0	0	150,000	0.7%
Springer Family, LLC	0	0	150,000	0.7%
Craig Michael McMahon	0	0	150,000	0.7%
Nicholas J.Malino	0	0	2,337,536	11.5%
Oleg Abraham Reznik	0	0	400,000	2.0%
Marwaan Karame	0	0	400,000	2.0%
Vertex Advisory Group, Inc	0	0	200,000	1.0%
Gregory Gadbois	0	0	25,000	0.1%
First Equity Trust	0	0	3,117,538	15.3%
Professional Traders Fund, LLC	0	0	900,000	4.4%
TOTAL	643,594	100%	20,303,668	100%

#

Schedule B

Warrant Exchange

Name of Amerex Warrant Holder	Number of Warrants of Amerex to be Exchanged	Number of Warrants of Public Company to be Received
CAMOFI Master LDC	2,266,667	2,266,667
CAMOFI Master LDC	984,000	984,000
Capitoline Advisors	1,979,700	1,979,700
Nicholas J. Malino	1,979,700	1,979,700
TOTAL	7,210,067	7,210,067

#

Schedule C

Convertible Note Exchange

Name of Convertible Note Holder	Principal Amount of Amerex Convertible Note to be Exchanged	Principal Amount of Public Company Convertible Note to be to be Received
CAMOFI Master LDC	$6,800,000	$6,800,000

#

EXHIBIT A

Opinion of Ellenoff Grossman & Schole

____________, 2006

Airguide, Inc.

c/o John Heskett, Esq.

Heskett & Heskett

501 South Johnstone, Suite 501

Bartlesville, OK 74003

Ladies and Gentlemen:

We have acted as counsel to AMEREX Companies, Inc, an Oklahoma corporation (“Amerex”), in connection with the transactions contemplated by that certain Share Exchange Agreement, dated as of July 3, 2006, by and among Airguide, Inc., an Oklahoma corporation, James P. Frack, Amerex and the Amerex stockholders (the “Agreement”).  The Agreement, collectively with such other agreements, documents, instruments or certificates called to be executed by Amerex under the Agreement on the Closing, are referred to herein as the “Transaction Documents.”  This opinion is given to you pursuant to Section 4.2(a)(iii) of the Agreement in connection with the Closing.  All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

As counsel to Amerex, we have made such examination of law, have examined originals or copies, certified or otherwise authenticated to our satisfaction, of all such records, agreements and other instruments, certificates and orders of public officials, certificates of officers of Amerex, and other documents that we have deemed necessary to render the opinions hereinafter set forth (collectively the “Documents”).  In connection with the preparation of this opinion, the only laws we have reviewed are those of the State of New York and the corporate laws of the State of Delaware.

In rendering this opinion, we have assumed: (i) the legal existence of all parties to the Transaction Documents other than Amerex, (ii) the power, legal capacity and authority of each party other than Amerex to execute, deliver, and perform each Transaction Document executed and delivered and to do each other act done or to be done by such party, (iii) the due authorization, execution, and delivery by each person or entity other than Amerex of each Transaction Document executed and delivered or to be executed and delivered by such person or entity, (iv) the legality, validity, binding effect, and enforceability as to each party other than Amerex of each Transaction Document executed and delivered or to be executed and delivered and of each other act done or to be done by such party, (v) that there have been no undisclosed modifications of any provision of any Document or Transaction Documents reviewed by us in connection with the rendering of this opinion and no undisclosed prior waiver of any right or any remedy contained in the Transaction Documents, (vi) the genuineness of each signature, the completeness and authenticity of each Document and Transaction Document submitted and reviewed by us, the conformity to the original of each Document and Transaction Document reviewed by us as a copy, and the authenticity of the original of each Document and Transaction Document received by us as an original, and (vii) the truthfulness of each statement as to all factual matters contained in any Document and/or Transaction Document encompassed within the review undertaken by us, including, without limitation, factual conclusions and characterizations and descriptions of purposes, intention, or other states of mind relating to the parties to the Documents and/or the Transaction Documents.  In rendering this opinion, we have assumed the truthfulness of each statement in all parties’ certificates, have relied thereon in rendering our opinion and have not undertaken any further inquiry into any of such statements.  We have also relied upon certificates of public officials with respect to certain factual determinations underlying the legal conclusions set forth herein.

The opinions hereinafter expressed are subject to the following qualifications and exceptions:

(a)

We are only admitted to practice in the State of New York and our opinions herein are limited solely to laws of the State of New York and the federal laws of the United States of America.  We express no opinion as to the laws of any other state or jurisdiction.  To the extent that the governing law with respect to any matters covered by this opinion is the law of any jurisdiction other than the state of New York or the federal securities law of the United States, we have assumed that the law of such other jurisdiction is identical to New York  law.

(b)

The opinions are subject in all respects to the effect of: (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, fraudulent obligation, preferential transfer, reorganization, receivership, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally (including, without limitation, such laws as they relate to the avoidance of certain preferences and fraudulent transfers or fraudulent conveyances, and the equitable power of a bankruptcy court in certain circumstances to subordinate all or part of a claim to all or part of another claim), (ii) general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity), including, without limitation, waiver, laches and estoppel as equitable defenses, standards of good faith, fair dealing, materiality and reasonableness and considerations of impracticability or impossibility of performance and defenses based upon unjust enrichment or unconscionability, that may be applied by a court to the exercise of certain rights and remedies, and the power of equitable subordination referred to above and, with respect to the availability of equitable remedies, to the discretion of the court before which any proceeding therefore may be brought, and (iii) the qualification that no opinion is expressed as to: (1) provisions relating to indemnities and contribution for liabilities arising under any applicable federal or state securities laws or regulations, (2) any provisions in any Transaction Document to the extent they (x) purport to provide any party with “self-help” remedies or (y) provide that no remedy conferred upon or reserved to a party is intended to be exclusive of any other remedy or remedies, and that each and every remedy shall be cumulative and shall be in addition to every other remedy given under the Transaction Documents or now or hereafter existing at law or in equity, (3) any provision in any of the Transaction Documents to the extent they provide for indemnification or contribution for any person’s or entity’s gross negligence, willful misconduct, recklessness or unlawful conduct to the extent such indemnification or contribution is against public policy, (4) any waiver of trial by jury in any of the Transaction Documents, (5) any provisions of any of the  Transaction Documents as they relate to the subject matter jurisdiction of federal courts, the waiver of inconvenient forum with respect to any proceeding or the manner of service of process, (6) the enforceability of any provisions of any Transaction Documents to the extent such provisions are determined to constitute a penalty or a liquidated damage provision, and (7) any provisions of any Transaction Documents as they purport to waive or release any defense to the enforceability of the obligations of Amerex to the extent such defense arises out of public policy or unconscionability;

(c)

The provisions of the Transaction Documents that permit any person or entity to take action or make determinations (and/or to have such determinations be binding on other parties to any degree), or to benefit from indemnities or similar undertakings, may be subject to requirements that such action be taken or such determinations be made, or that any action or inaction by such person or entity that may give rise to a request for payment under such an indemnity or similar undertaking be taken or not taken, on a reasonable basis and in good faith;

(d)

Under certain circumstances the provisions contained in the Transaction Documents stating that (i) the provisions of any Transaction Document may be modified or waived only in writing or only in a specific instance, (ii) the failure or delay in exercising any power, right, privilege or remedy will not impair or waive such power, right, privilege or remedy, or (iii) the failure to insist upon strict compliance with the terms of any Transaction Documents will not prevent the insistence upon strict compliance with the document thereafter, may be unenforceable to the extent that any oral agreement has been effected or a course of dealing has occurred modifying such provisions;

(e)

A court may modify or limit contractual awards of attorneys’ fees; and

(f)

Whenever a statement herein is qualified by the phrase “to our best knowledge” or a similar phrase, it is solely intended to indicate that only those attorneys in this firm who have rendered material legal services to Amerex in connection with the transactions contemplated by the Agreement, without any duty of investigation, do not have current actual knowledge of the inaccuracy of such statement and that such attorneys may conclusively rely on certificates of officers of Amerex in opining on issues of fact.

Based upon and subject to the foregoing, we are of the opinion that:

1.

Based solely on the Certificate of Good Standing issued by the Secretary of the State of Oklahoma on June 28, 2006, Amerex is a corporation duly organized, validly existing, and in good standing under the laws of the State of Oklahoma and has the power and authority to own its properties and to conduct its business as presently conducted.

2.

Amerex has the requisite power and authority to execute, deliver and perform its obligations under the Agreement.  All corporate action on the part of Amerex necessary for the authorization of the Agreement has been taken.

3.

The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated thereby, will not, with or without the giving of notice or the passage of time or both:

(a)

violate the provisions of the Certificate of Incorporation or Bylaws of Amerex; or

(a)

violate any judgment, order or decree of any court or arbitrator to which Amerex is a party or is subject (based solely on the certificate of an officer of Amerex).

4.

The Agreement constitutes the legal, valid, and binding obligations of Amerex.

This opinion is furnished to you solely for your benefit in connection with the Closing of the transactions contemplated by the Agreement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior express written permission.

Very truly yours,

ELLENOFF GROSSMAN & SCHOLE LLP

#

EXHIBIT B

Opinion of Heskett & Heskett

Ladies and Gentlemen:

We have acted as counsel to Airguide Inc, an Oklahoma corporation (“Airguide”), in connection with the transactions contemplated by that certain Share Exchange Agreement, dated as of July 3, 2006, by and among Airguide, Inc., an Oklahoma corporation, James P. Frack, Amerex and the Amerex stockholders (the “Agreement”).  The Agreement, collectively with such other agreements, documents, instruments or certificates called to be executed by Amerex under the Agreement on the Closing, are referred to herein as the “Transaction Documents.”  This opinion is given to you pursuant to Section 4.3(c) of the Agreement in connection with the Closing.  All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

As counsel to Airguide, we have made such examination of law, have examined originals or copies, certified or otherwise authenticated to our satisfaction, of all such records, agreements and other instruments, certificates and orders of public officials, certificates of officers of Airguide, and other documents that we have deemed necessary to render the opinions hereinafter set forth (collectively the “Documents”).  In connection with the preparation of this opinion, the only laws we have reviewed are those of the State of Oklahoma.

In rendering this opinion, we have assumed: (i) the legal existence of all parties to the Transaction Documents other than Airguide, (ii) the power, legal capacity and authority of each party other than Airguide to execute, deliver, and perform each Transaction Document executed and delivered and to do each other act done or to be done by such party, (iii) the due authorization, execution, and delivery by each person or entity other than Airguide of each Transaction Document executed and delivered or to be executed and delivered by such person or entity, (iv) the legality, validity, binding effect, and enforceability as to each party other than Airguide of each Transaction Document executed and delivered or to be executed and delivered and of each other act done or to be done by such party, (v) that there have been no undisclosed modifications of any provision of any Document or Transaction Documents reviewed by us in connection with the rendering of this opinion and no undisclosed prior waiver of any right or any remedy contained in the Transaction Documents, (vi) the genuineness of each signature, the completeness and authenticity of each Document and Transaction Document submitted and reviewed by us, the conformity to the original of each Document and Transaction Document reviewed by us as a copy, and the authenticity of the original of each Document and Transaction Document received by us as an original, and (vii) the truthfulness of each statement as to all factual matters contained in any Document and/or Transaction Document encompassed within the review undertaken by us, including, without limitation, factual conclusions and characterizations and descriptions of purposes, intention, or other states of mind relating to the parties to the Documents and/or the Transaction Documents.  In rendering this opinion, we have assumed the truthfulness of each statement in all parties’ certificates, have relied thereon in rendering our opinion and have not undertaken any further inquiry into any of such statements.  We have also relied upon certificates of public officials with respect to certain factual determinations underlying the legal conclusions set forth herein.

The opinions hereinafter expressed are subject to the following qualifications and exceptions:

(a)

We are only admitted to practice in the State of Oklahoma and our opinions herein are limited solely to laws of the State of Oklahoma and the federal laws of the United States of America.  We express no opinion as to the laws of any other state or jurisdiction.  To the extent that the governing law with respect to any matters covered by this opinion is the law of any jurisdiction other than the state of  Oklaoma or the federal securities law of the United States, we have assumed that the law of such other jurisdiction is identical to Oklahoma law.

(b)

The opinions are subject in all respects to the effect of: (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, fraudulent obligation, preferential transfer, reorganization, receivership, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally (including, without limitation, such laws as they relate to the avoidance of certain preferences and fraudulent transfers or fraudulent conveyances, and the equitable power of a bankruptcy court in certain circumstances to subordinate all or part of a claim to all or part of another claim), (ii) general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity), including, without limitation, waiver, laches and estoppel as equitable defenses, standards of good faith, fair dealing, materiality and reasonableness and considerations of impracticability or impossibility of performance and defenses based upon unjust enrichment or unconscionability, that may be applied by a court to the exercise of certain rights and remedies, and the power of equitable subordination referred to above and, with respect to the availability of equitable remedies, to the discretion of the court before which any proceeding therefore may be brought, and (iii) the qualification that no opinion is expressed as to: (1) provisions relating to indemnities and contribution for liabilities arising under any applicable federal or state securities laws or regulations, (2) any provisions in any Transaction Document to the extent they (x) purport to provide any party with “self-help” remedies or (y) provide that no remedy conferred upon or reserved to a party is intended to be exclusive of any other remedy or remedies, and that each and every remedy shall be cumulative and shall be in addition to every other remedy given under the Transaction Documents or now or hereafter existing at law or in equity, (3) any provision in any of the Transaction Documents to the extent they provide for indemnification or contribution for any person’s or entity’s gross negligence, willful misconduct, recklessness or unlawful conduct to the extent such indemnification or contribution is against public policy, (4) any waiver of trial by jury in any of the Transaction Documents, (5) any provisions of any of the  Transaction Documents as they relate to the subject matter jurisdiction of federal courts, the waiver of inconvenient forum with respect to any proceeding or the manner of service of process, (6) the enforceability of any provisions of any Transaction Documents to the extent such provisions are determined to constitute a penalty or a liquidated damage provision, and (7) any provisions of any Transaction Documents as they purport to waive or release any defense to the enforceability of the obligations of Airguide to the extent such defense arises out of public policy or unconscionability;

(c)

The provisions of the Transaction Documents that permit any person or entity to take action or make determinations (and/or to have such determinations be binding on other parties to any degree), or to benefit from indemnities or similar undertakings, may be subject to requirements that such action be taken or such determinations be made, or that any action or inaction by such person or entity that may give rise to a request for payment under such an indemnity or similar undertaking be taken or not taken, on a reasonable basis and in good faith;

(d)

Under certain circumstances the provisions contained in the Transaction Documents stating that (i) the provisions of any Transaction Document may be modified or waived only in writing or only in a specific instance, (ii) the failure or delay in exercising any power, right, privilege or remedy will not impair or waive such power, right, privilege or remedy, or (iii) the failure to insist upon strict compliance with the terms of any Transaction Documents will not prevent the insistence upon strict compliance with the document thereafter, may be unenforceable to the extent that any oral agreement has been effected or a course of dealing has occurred modifying such provisions;

(e)

A court may modify or limit contractual awards of attorneys’ fees; and

(f)

Whenever a statement herein is qualified by the phrase “to our best knowledge” or a similar phrase, it is solely intended to indicate that only those attorneys in this firm who have rendered material legal services to Airguide in connection with the transactions contemplated by the Agreement, without any duty of investigation, do not have current actual knowledge of the inaccuracy of such statement and that such attorneys may conclusively rely on certificates of officers of Airguide in opining on issues of fact.

Based upon and subject to the foregoing, we are of the opinion that:

1.

Airguide is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation and has the corporate power and authority under the law of such state to own, lease, and operate its properties, to carry on its businesses as then being conducted, and to consummate the transactions contemplated hereby;

2.

All necessary corporate proceedings of the Board of Directors and stockholders of Airguide to authorize the execution and delivery of the Agreement and the consummation of the transactions contemplated by the Agreement have been duly and validly taken;

1.

Airguide has the corporate power and authority to execute and deliver the Agreement, and the Agreement has been duly authorized, executed, and delivered by Airguide and constitutes Airguide’s legal, valid, and binding obligation, enforceable against Airguide in accordance with its terms;

4.

Airguide does not own, directly or indirectly, an interest in any corporation, partnership, joint venture, trust or other business entity except as set forth in the Agreement.

5.

Airguide has a duly authorized, issued and outstanding capitalization as set forth and as contemplated to be at Closing in the Agreement and, except as set forth therein, it is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for the Agreement and as described therein.  All of Airguide’s issued and outstanding securities have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any of Airguide’s securities or any similar contractual right granted by it.  The Public Company Exchange Shares to be issued by Airguide pursuant to the Agreement are not subject to any preemptive or other similar rights of any stockholder, have been duly authorized and, when issued, paid for and delivered in accordance with the terms of the Agreement, will be validly issued, fully paid and non-assessable and conform to the descriptions thereof contained in the Agreement; the holders thereof will not be subject to any liability solely as such holders; and all corporate action required to be taken for the authorization, issue and sale of the Public Company Exchange Shares has been duly and validly taken.  Upon the issuance and delivery pursuant to the Agreement of the securities to be issued and sold by Airguide thereunder, the Amerex Stockholders will acquire good and marketable title to such securities, free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever.

1.

Such counsel knows of no actions, suits, or proceedings pending or threatened against Airguide or any of its subsidiaries at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality that would result in a breach of the representations and warranties set forth in the Agreement;

2.

The consummation of the transactions contemplated by the Agreement will not violate or result in a breach of or constitute a default by Airguide or any of its subsidiaries under any provision of any indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, decree, award, ordinance, regulation, or any other restriction of any kind or character known to such counsel, to which Airguide or any of its subsidiaries is a party or by which any of them are bound.

8.

No consent, approval or authorization of, or notice to or filing with, or other action by, any governmental authority is required in connection with the execution, delivery and performance by Airguide of the Agreement.  As used in this paragraph, the term “governmental authority” means any legislative, judicial, administrative or regulatory body of the United States or the State of Oklahoma.

Very truly yours,

HESKETT &HESKETT

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